UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 AMENDMENT NO. 3
TO
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 MADISON ACQUISITION VENTURES, INC.

(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	67770 (Primary Standard Industrial Classification Code Number)	20-8380112 (I.R.S. Employer Identification Number)

488 Madison Avenue
Suite 1100
New York, New York 10022
Telephone: 212-486-2500

(Address and telephone number of principal executive offices)

488 Madison Avenue
Suite 1100
New York, New York 10022
Telephone: 212-486-2500

(Address of principal place of business or intended principal place)

Frederick M. Mintz
488 Madison Avenue
Suite 1100
New York, New York 10022
Telephone: 212-486-2500

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public by the selling stockholders: From time to time after the effective date of this registration statement as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered	Proposed offering price per Share (1)(2)	Proposed aggregate offering	Amount of registration fee
Common Stock, $.001 par value per Share	210,000	$0.10	$21,000	$.64

1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(j) of the Securities Act of 1933. This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock split, stock dividend, anti-dilution provisions or similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

2 The selling stockholders shares are restricted from sale until this registration statement is effective and thereafter the price per share shall be at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THIS OFFERING IS BEING CONDUCTED PURSUANT TO RULE 419 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, IF AND WHEN ANY SALE OF SECURITIES IS MADE BY A SELLING SHAREHOLDER PRIOR TO OUR ENTRY INTO A MERGER, ACQUISITION, OR SIMILAR TRANSACTION (HEREINAFTER COLLECTIVELY REFERRED TO AS A “BUSINESS COMBINATION TRANSACTION”), THE SECURITIES BEING SOLD AND THE PURCHASE PRICE FOR THE SECURITIES BEING SOLD (THE PURCHASERS OF THOSE SHARES ARE HEREINAFTER REFERRED TO AS THE “PURCHASERS”) SHALL BE PLACED INTO ESCROW WITH AN INSURED DEPOSITORY INSTITUTION. WHEN WE HAVE ENTERED INTO AN AGREEMENT FOR A BUSINESS COMBINATION TRANSACTION WITH ONE OR MORE BUSINESSES (THE “TARGETS”), WE SHALL FILE AN AMENDMENT TO THIS REGISTRATION STATEMENT AND SEND THE PURCHASERS EXTENSIVE INFORMATION WITH RESPECT TO THE TARGETS INCLUDING, BUT NOT LIMITED TO, AUDITED FINANCIAL STATEMENTS, AND EACH PURCHASER SHALL HAVE A PERIOD (TO BE DETERMINED BY US) OF NOT LESS THAN TWENTY (20) AND NOT MORE THAN FORTY FIVE (45) BUSINESS DAYS AFTER THE EFFECTIVE DATE OF THAT AMENDMENT (THE END OF SUCH PERIOD, THE “DEADLINE”) IN WHICH TO INFORM US IF HE, SHE OR IT WISHES TO REMAIN AN INVESTOR IN OUR COMPANY SUBSEQUENT TO THE CLOSING OF THE BUSINESS COMBINATION TRANSACTION. IF A PURCHASER INFORMS US ON, OR PRIOR TO, THE DEADLINE THAT HE, SHE OR IT WISHES TO REMAIN AN INVESTOR IN OUR COMPANY SUBSEQUENT TO THE CLOSING OF THE BUSINESS COMBINATION TRANSACTION, WE SHALL RELEASE THE SHARES PURCHASED BY HIM, HER OR IT TO HIM, HER OR IT AND RELEASE FROM ESCROW THE FUNDS HE, SHE OR IT PAID FOR SUCH SHARES, PLUS ANY INTEREST OR DIVIDENDS WHICH HAVE BEEN PAID THEREON DURING THE PERIOD WHILE SUCH FUNDS WERE HELD IN ESCROW, TO THE SELLING SHAREHOLDER FROM WHOM HE, SHE OR IT PURCHASED THOSE SHARES. IF A PURCHASER FAILS TO INFORM US ON, OR PRIOR TO, THE DEADLINE THAT HE, SHE OR IT WISHES TO REMAIN AN INVESTOR IN OUR COMPANY SUBSEQUENT TO THE CLOSING OF THE BUSINESS COMBINATION TRANSACTION, HIS, HER OR ITS ESCROW FUNDS, PLUS ANY INTEREST OR DIVIDENDS THEREON, SHALL BE RETURNED TO HIM, HER OR IT WITHIN FIVE (5) BUSINESS DAYS AFTER THE FORTY FIFTH (45TH) BUSINESS DAY FOLLOWING THE EFFECTIVE DATE OF THAT AMENDMENT, AND HIS, HER OR ITS SHARES SHALL BE RETURNED TO THE SELLING SHAREHOLDER FROM WHOM HE, SHE OR IT PURCHASED HIS, HER OR ITS SHARES. IF ANY SELLING SHAREHOLDERS SOLD ANY SHARES TO PURCHASERS, AND WE HAVE NOT CONSUMMATED A BUSINESS COMBINATION TRANSACTION WITHIN EIGHTEEN (18) MONTHS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, ALL ESCROW FUNDS SHALL BE RETURNED TO THE PURCHASERS, AND ALL OF THE SHARES HELD IN ESCROW SHALL BE RETURNED TO THE SELLING SHAREHOLDERS FROM WHOM THOSE PURCHASERS PURCHASED THEM. IN VIEW OF THE FACT THAT THE ESCROW FUNDS SHALL EITHER BE RELEASED TO THE SELLING SHAREHOLDERS OR RETURNED TO THE PURCHASERS, WE SHALL NOT RECEIVE ANY FUNDS FROM THIS OFFERING.

IF THERE ARE NO SALES OF SECURITIES PURSUANT TO THIS OFFERING, NO FUNDS OR SECURITIES SHALL BE PLACED IN ESCROW, AND WE SHALL NOT FILE AN AMENDMENT TO THIS REGISTRATION STATEMENT. IF THERE ARE NO SALES PURSUANT TO THIS OFFERING, WE MAY ENTER INTO A BUSINESS COMBINATION TRANSACTION AT ANY TIME, REGARDLESS OF WHETHER PRIOR TO, OR SUBSEQUENT TO, EIGHTEEN (18) MONTHS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT. IF THERE ARE NO SALES PURSUANT TO THIS OFFERING, THEN AFTER WE CONSUMMATE A BUSINESS COMBINATION TRANSACTION, WE SHALL FILE AN 8-K FORM WITH THE SECURITIES AND EXCHANGE COMMISSION CONTAINING EXTENSIVE INFORMATION AS REQUIRED BY SEC REGULATIONS WITH RESPECT TO THE TARGET(S), INCLUDING, BUT NOT LIMITED TO, AUDITED FINANCIAL STATEMENTS. SUBSEQUENT TO CONSUMMATING SUCH BUSINESS COMBINATION TRANSACTION, WE WOULD NO LONGER BE DEEMED TO BE A SHELL COMPANY, AND THE PROVISIONS OF RULE 419 WITH RESPECT TO ESCROW OF FUNDS, AND PURCHASERS’ OPPORTUNITY TO RECEIVE A RETURN OF THEIR INVESTMENT FUNDS IF THEY DID NOT APPROVE OF THE ACQUISITION WOULD NOT BE APPLICABLE.

Preliminary Prospectus, Subject to Completion, dated August 30, 2007

Madison Acquisition Ventures, Inc.
210,000 Shares
Common Stock

We have sold a total of 210,000 shares of our common stock at $0.10 per share on a best-efforts basis and without the assistance of an underwriter. We have a total of 3,210,000 shares of common stock issued and outstanding. We are not selling any of our shares pursuant to this prospectus. Accordingly, (1) there is no minimum amount of shares we must sell and (2) no money raised from the sale of our stock will be placed in escrow, trust or any other similar arrangement. Our securities are more fully described in the section of this prospectus titled "Description of Securities" on page 45.

The securities subject to this prospectus are being registered to permit public secondary trading of the securities offered by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the securities by the selling stockholders.

The selling stockholders may, but are not obligated to, offer all or part of their shares of common stock for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See "Plan of Distribution" on Page 48 of this prospectus.

There is currently no public market for our common stock. Although we intend to apply for the trading of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

This offering is being conducted pursuant to Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, if and when any sale of securities is made by a selling shareholder prior to our entry into a merger, acquisition, or similar transaction (hereinafter collectively referred to as a “Business Combination Transaction”), the securities being sold and the purchase price for the securities being sold (the purchasers of those shares are hereinafter referred to as the “Purchasers”) shall be placed into escrow with an insured depository institution. When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the “Targets”), we shall file an amendment to this registration statement and send the Purchasers extensive information with respect to the Targets including, but not limited to, audited financial statements, and each Purchaser shall have a period (to be determined by us) of not less than twenty (20) and not more than forty five (45) business days after the effective date of that amendment (the end of such period, the “Deadline”) in which to inform us if he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction. If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, we shall release the shares purchased by him, her or it to him, her or it and release from escrow the funds he, she or it paid for such shares, plus any interest or dividends which have been paid thereon during the period while such funds were held in escrow, to the selling shareholder from whom he, she or it purchased those shares. If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends thereon, shall be returned to him, her or it within five (5) business days after the forty fifth (45th) business day following the effective date of that amendment, and his, her or its shares shall be returned to the selling shareholder from whom he, she or it purchased his, her or its shares. If any selling shareholders sold any shares to Purchasers, and we have not consummated a Business Combination Transaction within eighteen (18) months after the effective date of this registration statement, all escrow funds shall be returned to the Purchasers, and all of the shares held in escrow shall be returned to the selling shareholders from whom those Purchasers purchased them. In view of the fact that the escrow funds shall either be released to the selling shareholders or returned to the Purchasers, we shall not receive any funds from this offering.

If there are no sales of securities pursuant to this offering, no funds or securities shall be placed in escrow, and we shall not file an amendment to this registration statement. If there are no sales pursuant to this offering, we may enter into a Business Combination Transaction at any time, regardless of whether prior to, or subsequent to, eighteen (18) months after the effective date of this registration statement. If there are no sales pursuant to this offering, then after we consummate a Business Combination Transaction, we shall file an 8-K form with the Securities and Exchange Commission containing extensive information as required by SEC regulations with respect to the Target(s), including, but not limited to, audited financial statements. Subsequent to consummating such Business Combination Transaction, we would no longer be deemed to be a shell company, and the provisions of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not be applicable.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September ___, 2007

MADISON ACQUISITION VENTURES, INC.

TABLE OF CONTENTS

PART I

Prospectus Summary	8
Our Business	8
The Offering	10
Risk Factors	13
Cautionary Note Regarding Forward Looking Statement	24
Use of Proceeds	24
Determination of Offering Price	25
Dilution	26
Capitalization	26
Market for Common Equity and Related Shareholder Matters	26
Management's Discussion and Analysis or Plan of Operations	27
Plan of Operations	32
Liquidity and Capital Resources	32
Seasonality	33
Description of Business	33
Description of Property	36
Legal Proceedings	36
Directors, Executive Officers, Promoters and Control Persons	36
Executive Compensation	39
Security Ownership of Certain Beneficial Owners and Management	40
Certain Relationships and Related Transactions	41
Selling Security Holders	42
Description of Securities	44
Changes In and Disagreements with Accountants on
Accounting and Financial Disclosure	46
Recent Sales of Unregistered Securities	46
Shares Eligible for Future Sale	46
Transfer Agent and Registrar	47
Legal Matters	47
Plan of Distribution	47
Experts	48
Where You Can Find Additional Information	49
Anti-Takeover Effects of Various Provisions of Delaware Law
And our Articles of Incorporation and Bylaws	49
Financial Statements	F-1

PART II

Indemnification of Directors and Officers	II-1
Other Expenses of Issuance and Distribution	II-2
Exhibits Schedule	II-2
Undertakings	II-2

You should rely only upon the information contained in this prospectus in deciding whether to purchase our securities. We have not authorized anyone to provide information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

The information contained in this prospectus is not complete and is subject to change. The selling stockholders are not permitted to sell securities until the Registration Statement, of which this prospectus is a part, filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PART I

PROSPECTUS SUMMARY

You should rely only upon the information contained in this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with information which is different from that contained in this prospectus. The selling shareholders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

SUMMARY INFORMATION AND RISK FACTORS.

The following summary contains basic information about our company and this offering. It does not contain all of the information which is important to you in making an investment decision. You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus. Unless otherwise indicated, all information contained in this prospectus relating to our shares of common stock is based upon information as of August 29, 2007.

OUR BUSINESS

Madison Acquisition Ventures, Inc. (“we”, “us”, “our”) was incorporated under the laws of the State of Delaware on August 17, 2006. Since our inception we have been engaged in developmental stage activities and organizational efforts, including obtaining initial financing. Based upon proposed business activities, we are a "blank check" company. The SEC defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. We are, as defined in Rule 12b-2 under the Exchange Act, also a “shell company,” defined as a company with no or nominal assets (other than cash) and no or nominal operations. We intend to comply with the periodic reporting requirements of the Exchange Act for as long as we are subject to those requirements.

Our business purpose is to seek the acquisition of, or merger with, an existing company. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. We have very limited capital, and it is unlikely that we will be able to take advantage of more than one such business opportunity. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. We will not restrict potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. As of the date hereof, we have made no efforts to identify a possible business combination including, but not limited to, not conducting negotiations or entering into a letter of intent with respect to any target business and we have not entered into a letter of intent or any definitive agreement with respect to any target business.

The analysis of new business opportunities has and will be undertaken by or under the supervision of our officers and directors. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

(a)    Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)    Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole; and

(c)    Strength and diversity of management, either in place or scheduled for recruitment.

Michael Zaroff serves as President and as a Director. Frederick M. Mintz serves as Chairman of the Board, and as a Director. Alan P. Fraade was our original incorporator and presently serves as Vice President, Secretary and as a Director.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger consolidation, or purchase or sale of any assets.

THE OFFERING

Securities Offered
We are registering common shares on behalf of twenty one (21) selling security holders. In the aggregate, the selling stockholders are offering up to 210,000 shares of common stock, $.001 par value per share. The aggregate amount of shares we are registering for the selling security holders represents 6.5%.of the issued and outstanding shares of our common stock and .42% of the total authorized shares of our common stock. See “Selling Security Holders.”

Plan of Distribution
Up to 210,000 shares of common stock may be offered and sold by the selling stockholders through agents or brokers, acting as principal, agent in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the- counter market or on other exchanges on which the shares are then listed, pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices or at fixed prices; through brokers or agents in private sales at negotiated prices; or by any other legally available means.

Offering Price	At prevailing market prices on the Electronic Bulletin Board or on other exchanges on which the shares are then listed or at negotiated prices.

Use of Proceeds	We will not receive any cash or other proceeds from the selling security holders’ sales of their respective shares.

Securities Outstanding
We are authorized to issue up to an aggregate of 50,000,000 shares of common stock and 5,000,000 of preferred stock of which 3,210,000 common shares and 0 preferred shares were issued and outstanding as of August 29, 2007.

Rule 419
This offering is being conducted pursuant to Rule 419 of the Securities Act. Accordingly, if and when any sale of securities is made by a selling shareholder prior to our entry into a merger, acquisition, or similar transaction (hereinafter collectively referred to as a “Business Combination Transaction”), the securities being sold and the purchase price for the securities being sold (the purchasers of those shares are hereinafter referred to as the “Purchasers”) shall be placed into escrow with an insured depository institution. When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the “Targets”), we shall file an amendment to this registration statement and send the Purchasers extensive information with respect to the Targets including, but not limited to, audited financial statements, and each Purchaser shall have a period (to be determined by us) of not less than twenty (20) and not more than forty five (45) business days after the effective date of that amendment (the end of such period, the “Deadline”) in which to inform us if he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction. If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, we shall release the shares purchased by him, her or it to him, her or it and release from escrow the funds he, she or it paid for such shares, plus any interest or dividends which have been paid thereon during the period while such funds were held in escrow, to the selling shareholder from whom he, she or it purchased those shares. If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends thereon, shall be returned to him, her or it within five (5) business days after the forty fifth (45th) business day following the effective date of that amendment, and his, her or its shares shall be returned to the selling shareholder from whom he, she or it purchased his, her or its shares. If any selling shareholders sold any shares to Purchasers, and we have not consummated a Business Combination Transaction within eighteen (18) months after the effective date of this registration statement, all escrow funds shall be returned to the Purchasers, and all of the shares held in escrow shall be returned to the selling shareholders from whom those Purchasers purchased them. In view of the fact that the escrow funds shall either be released to the selling shareholders or returned to the Purchasers, we shall not receive any funds from this offering.

If there are no sales of securities pursuant to this offering, no funds or securities shall be placed in escrow, and we shall not file an amendment to this registration statement. If there are no sales pursuant to this offering, we may enter into a Business Combination Transaction at any time, regardless of whether prior to, or subsequent to, eighteen (18) months after the effective date of this registration statement. If there are no sales pursuant to this offering, then after we consummate a Business Combination Transaction, we shall file an 8-K form with the Securities and Exchange Commission containing extensive information as required by SEC regulations with respect to the Target(s), including, but not limited to, audited financial statements. Subsequent to consummating such Business Combination Transaction, we would no longer be deemed to be a shell company, and the provisions of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not be applicable.

Risk Factors
An investment in our shares is highly speculative and purchasers may suffer substantial dilution per common share compared to the purchase price. We may need additional funding. No individual should invest in our common shares who cannot afford to risk the loss of his or her entire investment. See “Risk Factors” immediately following this provision.

RISK FACTORS

An investment in the Shares being registered pursuant to this prospectus involves a high degree of risk. Any statements with respect to future events contained in this prospectus are based upon circumstances and events which have not yet occurred, and upon assumptions which may not materialize. The actual results which are achieved by us may vary materially from those discussed in this prospectus.

In addition, this prospectus contains forward-looking statements which involve risks and uncertainties. Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors section and elsewhere in this prospectus. Any such statements are representative only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this prospectus or to reflect the occurrence of unanticipated events.

Accordingly, prospective investors should consider carefully the following risk factors, in addition to the other information with respect to our business contained in this prospectus, before purchasing Shares pursuant to this prospectus.

There is uncertainty as to our ability to continue as a going concern.

Our financial statements for the period ended December 31, 2006, which are included in our Financial Statements which are attached to and made a part of this prospectus and this Registration Statement, on Form S-1/A, as well as the report of our independent public accounting firm on our financial statements, questions our ability to operate as a going concern. This conclusion is based upon our limited cash holdings and the uncertainty with respect to our ability to secure additional financing if needed for continued operations. We have raised capital which we believe will be sufficient until we consummate a merger or other business combination. If not, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt. There is no existing commitment to provide additional capital. There can be no assurance that we shall be able to receive additional financing.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other stockholders. A conflict of interest may arise between our management's personal pecuniary interests and their fiduciary duty to our stockholders. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, our officers and directors are currently and in the future shall be involved with other blank check companies and conflicts may arise in the pursuit of business combinations with such other blank check companies with which they are and may in the future be affiliated. In the future, after the close of a transaction, we do not anticipate that our current officers and directors will perform services in their current capacity.

Management has adopted a policy that we will not seek a merger with, or acquisition of, any entity in which management serves as officers, directors or partners, or in which they or their family members own or hold any ownership interest. We have established no other binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in our favor could result in liability of management to us.

Our business is difficult to evaluate because we have no operating history.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have no operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss which will increase continuously until we can consummate a business combination with a profitable business opportunity There can be no assurance that we will be able to identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of, small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for us. Virtually all of these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Our future success is highly dependent upon the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss with respect to the purchase of shares. The success of our plan of operation will depend to a great extent upon the operations, financial condition and management of the identified business opportunity. Although management intends to seek business combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting that criterion. If we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination upon favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting no more than a few hours per week to our business and affairs. Our officers have not entered into written employment agreements with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies which fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs which may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects which do not have or are unable to obtain the required audited statements may be inappropriate for acquisition as long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements pursuant to the Exchange Act, management believes we will not be subject to regulation pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act"), in view of the fact that we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation pursuant to the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status pursuant to the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with, or acquire, an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution to our stockholders.

Our Certificate of Incorporation authorizes the issuance of a maximum of 50,000,000 shares of Common Stock and a maximum of 5,000,000 shares of Preferred Stock. Any merger or acquisition effected by us may result in substantial dilution in the percentage of our Common Stock held by our then existing stockholders. Although to date we have not issued any Preferred Stock, any merger or business combination effected by us which includes the issuance of Preferred Stock may result in a substantial dilution in the rights of holders of Common Stock or Preferred Stock held by our then existing shareholders. Moreover, the Common Stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our then existing stockholders. To the extent that additional shares of Common Stock or Preferred Stock are issued in connection with a business combination or otherwise, dilution of the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially adversely affected.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research with respect to prospective business opportunities. Therefore, there can be no assurance that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There can be no assurance that we will be able to acquire a business opportunity upon terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

We are likely seeking to complete a business combination through a "reverse merger". Following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist because we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company because there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

There can be no assurance that our common stock will ever be listed on NASDAQ, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

Until such time as our common stock is listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets, of which there can be no assurance, accurate quotations as to the market value of our securities may not be possible. Sellers of our securities are likely to have more difficulty disposing of their securities than sellers of securities which are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

There is no public market for our Common Stock.

There is no public trading market for our Common Stock and none is expected to develop in the foreseeable future unless and until we complete a business combination with an operating business and such business files a prospectus pursuant to the Securities Act.

We have never paid dividends on our Common Stock.

We have never paid dividends on our common stock, and there can be no assurance that that we will have sufficient earnings to pay any dividends with respect to the common stock. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the common stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends. We presently intend to retain earnings, if any, for the development and expansion of its business.

Our directors and officers will have substantial influence over our operations and control substantially all business matters.

As indicated elsewhere herein, because management consists of only three persons, while seeking a business combination, our officers and directors will be the only persons responsible for conducting our day-to-day operations. We do not benefit from multiple judgments that a greater number of directors or officers may provide, and we will rely completely upon the judgment of our officers and directors when selecting a target company.

Further, Michael Zaroff, Frederick M. Mintz, and Alan P. Fraade anticipate devoting a limited amount of time per month to our business and do not anticipate commencing any significant services at any time including after this prospectus has been cleared by the Commission. Messrs. Zaroff, Mintz and Fraade have not entered into written employment agreements with us and are not expected to do so. We have not obtained key man life insurance on any of our officers or directors. The loss of the services of Michael Zaroff, Frederick M. Mintz, or Alan P. Fraade would adversely affect the development of our business and our likelihood of continuing operations.

There can be no assurance that following a business combination with an operating business, our common stock will not be subject to the “penny stock” regulations, which would likely make it more difficult to transfer or resale.

To the extent that we consummate a business combination and our common stock becomes listed for trading on a quotation service, our common stock may constitute a “penny stock,” which generally is a stock trading under $5.00 and which is not registered on national securities exchanges or quoted on one of the higher NASDAQ tiers. The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in penny stocks. This regulation generally has the result of reducing trading in such stocks, restricting the pool of potential investors for such stocks, and making it more difficult for investors to sell their shares. Prior to a transaction in a penny stock, a broker-dealer is required to:

•	deliver a standardized risk disclosure document which provides information about penny stocks and the nature and level of risks in the penny stock market;

•	provide the customer with current bid and offer quotations for the penny stock;

•	explain the compensation of the broker-dealer and its salesperson in the transaction;

•	provide monthly account statements showing the market value of each penny stock held in the customer’s account; and

•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock which is subject to the penny stock rules. To the extent that our common stock becomes subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares.

We may be subject to further government regulation which may delay or preclude acquisition.

Pursuant to the requirements of Section 13 of the Exchange Act, we are required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Such audited financial statements must be furnished within 75 days following the effective date of a business combination. Obtaining audited financial statements are the economic responsibility of the target company. The additional time and costs which may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects which do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financials may not be available to us at the time of effecting a business combination. In cases where audited financials are unavailable, we will have to rely upon unaudited information which has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a business entity might prove to be an unfavorable for us.

We may be subject to the Securities and Exchange Commission's "penny stock" rules if our common stock sells below $5.00 per share.

If, after our common stock begins to trade, the trading price of our common stock is below $5.00 per share, trading in our securities would be subject to the requirements of the Securities and Exchange Commission's rules with respect to securities trading below $5.00, which are referred to as "penny stocks". These rules require the delivery prior to any transaction of a disclosure schedule explaining the penny stock market and all associated risks and impose various sales practice requirements on broker-dealers who sell "penny stocks" to persons other than established customers and accredited investors, which are generally defined as institutions or an investor individually or with their spouse, who has a net worth exceeding $1,000,000 or annual income, individually exceeding $200,000 or, with their spouse, exceeding $300,000. For these types of transactions the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock which could severely limit its market price and liquidity.

A business combination is likely to result in a change of control and a change of management.

In conjunction with completion of a business acquisition, it is anticipated that we will issue an amount of our authorized but unissued common stock which represents the majority of the voting power and equity of our common stock, which will, in all likelihood, result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control will likely result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

Our Directors have the right to authorize the issuance of Preferred Stock.

Our directors, without further action by our shareholders, have the authority to issue Shares of Preferred Stock from time to time in one or more series and to fix the number of Shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of Preferred Stock would adversely affect the rights of holders of Common Stock.

Our directors and officers will have substantial influence over our operations and control substantially all business matters.

In view of the fact that management consists of only three persons, who indirectly own majority interest in us, our officers and directors will be the only persons responsible for conducting our day-to-day operations. We do not benefit from multiple judgments that a greater number of directors or officers may provide, and we will rely completely upon the judgment of our officers and directors when selecting a target company.

We may be subject to additional risks associated with doing business in a foreign country.

We may effectuate a business combination with a merger target whose business operations or even headquarters, place of formation or primary place of business are located outside the United States of America. In such event, we may face significant additional risks associated with doing business in that country. In addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate such a merger target, ongoing business risks result from the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability which may be exacerbated in various foreign countries.

In doing business with a foreign target we may also be subject to such risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

We could be subject to various taxes which may have an adverse effect upon us.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination which we may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions to minimize the federal and state tax consequences to both us and the target entity. There can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect upon both parties to the transaction.

There can be no assurance that we will be able to complete a Business Combination Transaction with a suitable entity during the 18 month period set forth in Rule 419, and if we do not complete such a transaction, all funds held in escrow will be returned to the purchasers of shares from selling shareholders pursuant to this offering, and the shares purchased pursuant to this offering will be returned to the selling shareholders pursuant to this offering. If there are no sales pursuant to this offering, there will be no funds and no shares held in escrow, and we will not be required to take any action, but we may enter into a business combination at any time, whether prior to, or subsequent to, said 18 month period.

We are conducting this offering pursuant to Rule 419. Pursuant to that rule, if a Business Combination Transaction is not completed within 18 months after the effective date of this Registration Statement, we will be required to return all funds held in escrow to the purchasers of shares from selling shareholders pursuant to this offering. There can be no assurance that we will find a suitable entity with which to enter into such transaction during said 18 month period. Even if we do identify a suitable entity for such transaction, there can be no assurance that such entity would enter into such a transaction, or that the transaction could be completed within said 18 month period.

If there are no sales pursuant to this offering, there will be no funds and no shares held in escrow, and we will not be required to take any action, but we may enter into a business combination at any time, whether prior to, or subsequent to, said 18 month period.

In view of the fact that there are numerous other ways in which private companies can become public or raise capital, and because of the availability of blank check companies for Business Combination Transactions, there can be no assurance that the terms of a potential Business Combination Transaction would be favorable to us.

Even if we find a suitable entity for a Business Combination Transaction during the 18 month period, and that entity is willing to enter into such a transaction, there can be no assurance that we would be able to complete that transaction on terms which would be favorable to us. Private companies seeking to become public have many options other than a business combination with a blank check company, such as initial public offerings, direct public offerings, Regulation A offerings, public offerings on foreign exchanges, and business combinations with defunct public companies, and have many other options for access to capital other than becoming public, such as private offerings, Regulation S offerings, venture capital, and private equity transactions. The wide range of options available to such companies may result in those companies being able to require favorable terms from a blank check company in a Business Combination Transaction, and may reduce the potential profitability to us of such a Business Combination Transaction. In addition, there are a large number of blank check companies seeking to engage in Business Combination Transactions, and the availability of such companies may result in private companies being able to require favorable terms from any particular blank check company in a Business Combination Transaction, which may reduce the potential profitability to us of such a Business Combination Transaction.

If we are unable to complete a Business Combination Transaction during the 18 month period, we will be required to return all funds held in escrow, and any investors purchasing shares pursuant to this offering would be unable to benefit from any subsequent transaction consummated by our company.

If we are unable to complete a Business Combination Transaction during the 18 month period, we will be required to return all funds held in escrow, and any investors purchasing shares pursuant to this offering would be unable to benefit from any subsequent transaction consummated by our company; if subsequent to that 18 month period, we complete a Business Combination Transaction which is highly profitable for all of our shareholders, any investors purchasing shares pursuant to this offering would have had their escrow funds returned at the end of the 18 month period, would not have remained holders of our shares subsequent to the 18 month period, and would not have benefited from that transaction.

Shares purchased pursuant to this offering will be held in escrow pending the completion of a Business Combination Transaction and the purchasers’ confirmation that they wish to remain investors in our company subsequent to such transaction, and purchasers are prohibited from selling shares purchased pursuant to this offering or entering into contracts for sale to be satisfied by the delivery of the shares purchased pursuant to this offering until after such Business Combination Transaction is completed and the shares are released from escrow to them pursuant to such confirmation.

Shares purchased pursuant to this offering will be held in escrow, and will only be released to purchasers subsequent to the completion of a Business Combination Transaction, and subsequent to those purchasers’ confirmation that they wish to remain investors in our company subsequent to such transaction. Pursuant to Rule 15g-8 of the Exchange Act, it is unlawful for any person to sell or offer to sell securities (or any interest in or related to the securities) held in a Rule 419 escrow account other than pursuant to (A) a qualified domestic relations order issued by a court in connection with divorce proceedings or (B) Title I under the Employee Retirement Income Security Act (ERISA). As a result, sales of the shares held in escrow, or contracts for sale to be satisfied by delivery of the shares held in escrow (e.g. contracts for sale on a when, as, and if issued basis) will be prohibited. Such rule prohibits sales of other interests in the shares held in escrow, including, but not limited to, derivative securities with respect to those shares, whether or not physical delivery is required. Therefore, investors will not be able to realize any return on their investment for the period of the escrow, which may be up to 18 months after the effective date of this Registration Statement.

If there are any sales pursuant to this offering, the selling shareholders will not have access to their funds during the period the funds are held in escrow, and the Purchasers will not receive shares during the period of the escrow.

The funds from your purchase shall be held in escrow until the sooner of (A) we enter into an agreement for a Business Combination Transaction and you decline to confirm that you wish to remain an investor in the company and (B) the date which is eighteen (18) months after the effective date of this registration statement. If you purchase shares from selling shareholders pursuant to this offering and we do not enter into a Business Combination Transaction for whatever reason, you will have to wait until eighteen (18) months after the effective date of this registration statement before your proportionate portion of the escrow funds are returned to you, which escrow funds shall include any interest and dividends which have been paid thereon during the period while such funds were held in escrow. You will be offered the return of your proportionate portion of the escrow funds only upon the execution of an agreement for a Business Combination Transaction or upon the expiration of said eighteen (18) month period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors section and elsewhere in this prospectus. Any such statements are representative only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

This prospectus relates to shares of our common stock which may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

This offering is being conducted pursuant to Rule 419 of the Securities Act. Accordingly, if and when any sale of securities is made by a selling shareholder prior to our entry into a merger, acquisition, or similar transaction (hereinafter collectively referred to as a “Business Combination Transaction”), the securities being sold and the purchase price for the securities being sold (the purchasers of those shares are hereinafter referred to as the “Purchasers”) shall be placed into escrow with an insured depository institution. When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the “Targets”), we shall file an amendment to this registration statement and send the Purchasers extensive information with respect to the Targets including, but not limited to, audited financial statements, and each Purchaser shall have a period (to be determined by us) of not less than twenty (20) and not more than forty five (45) business days after the effective date of that amendment (the end of such period, the “Deadline”) in which to inform us if he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction. If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, we shall release the shares purchased by him, her or it to him, her or it and release from escrow the funds he, she or it paid for such shares, plus any interest or dividends which have been paid thereon during the period while such funds were held in escrow, to the selling shareholder from whom he, she or it purchased those shares. If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends thereon, shall be returned to him, her or it within five (5) business days after the forty fifth (45th) business day following the effective date of that amendment, and his, her or its shares shall be returned to the selling shareholder from whom he, she or it purchased his, her or its shares. If any selling shareholders sold any shares to Purchasers, and we have not consummated a Business Combination Transaction within eighteen (18) months after the effective date of this registration statement, all escrow funds shall be returned to the Purchasers, and all of the shares held in escrow shall be returned to the selling shareholders from whom those Purchasers purchased them. In view of the fact that the escrow funds shall either be released to the selling shareholders or returned to the Purchasers, we shall not receive any funds from this offering.

If there are no sales of securities pursuant to this offering, no funds or securities shall be placed in escrow, and we shall not file an amendment to this registration statement. If there are no sales pursuant to this offering, we may enter into a Business Combination Transaction at any time, regardless of whether prior to, or subsequent to, eighteen (18) months after the effective date of this registration statement. If there are no sales pursuant to this offering, then after we consummate a Business Combination Transaction, we shall file an 8-K form with the Securities and Exchange Commission containing extensive information as required by SEC regulations with respect to the Target(s), including, but not limited to, audited financial statements. Subsequent to consummating such Business Combination Transaction, we would no longer be deemed to be a shell company, and the provisions of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not be applicable.

DETERMINATION OF OFFERING PRICE

The selling shareholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

DILUTION

In view of the fact that the selling shareholders are offering for sale shares our common stock which are already issued and outstanding, the sale by the selling shareholders of their shares of our common stock pursuant to this prospectus will not result in any dilution to our shareholders.

CAPITALIZATION

The following table sets forth our capitalization as of the six month period ended June 2007.

June 30, 2007
Stockholders Equity
Common Stock, $.001 Par Value, 50 Million Authorized, 3,210,000 issued and outstanding	$3,210
Additional Paid in Capital	$17,790
Preferred stock, $.001 par value, 5 Million authorized, none issue of outstanding	-

Deficit accumulated during the development stage	($6,494)
Total stockholders’ equity (deficiency)	$14,506
Total capitalization	$14,506

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our Common Stock is not presently trading on any stock exchange. We are not aware of any market active in our stock since inception through the date of this filing. We intend to apply and will use our best efforts for a listing of our common stock on the OTC Bulletin Board, but have not yet done so. There can be no assurance that a trading market will ever develop, or if developed, that it will be sustained.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

We were organized as a vehicle to investigate and, if such investigation warrants, merge or acquire a target company or business seeking the perceived advantages of being a publicly held corporation. As of the date of this prospectus, we have no particular acquisitions in mind and have not entered into any negotiations with respect to the possibility of a merger or acquisition between us and such other company.

We will use our best efforts and anticipate that our common stock will be eligible to trade on the OTC Bulletin Board (the “OTCBB”). If we consummate a business combination, we may seek the listing of our common stock on any of the several NASDAQ markets or the American Stock Exchange, either immediately or sometime in the future. There can be no assurance that we will be quoted on the OTCBB or be able to meet the initial listing standards of any stock exchange or quotation service, or that we will be able to maintain a listing of our common stock on any of those or any other stock exchange or quotation service.

Our principal business objective for the next twelve (12) months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities. We do not currently have any cash flow. The costs of investigating and analyzing business combinations for the next twelve (12) months and beyond such time will be paid with money in our treasury or will be loaned to or invested in us by our stockholders, management or other investors. There can be no assurance that we will be able to obtain any additional money for our treasury should it become necessary. We have raised capital which we believe will be sufficient until we consummate a merger or other business combination. If not, we will either cease operations or will need to raise additional capital through the issuance of additional shares or through debt. There is no existing commitment to provide additional capital, and there can be no assurance that we shall be able to receive additional financing.

During the next twelve (12) months we anticipate incurring costs related to:

(i) filing of Exchange Act reports, and

(ii) costs relating to consummating a merger or acquisition.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

None of our officers or directors has had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business which is selected by us may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of revenues or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We intend to seek to carry out our business plan as discussed herein. In order to do so, we need to pay ongoing expenses, including particularly accounting fees incurred in conjunction with preparation and filing of this prospectus, and in conjunction with future compliance with its on-going reporting obligations. Although we have raised capital pursuant to a private offering to pay these anticipated expenses, we may not have sufficient funds to pay all or a portion of such expenses. If we fail to pay such expenses, we have not identified any alternative sources. There is substantial doubt about our ability to continue as a going concern. We have raised capital which we believe will be sufficient until we consummate a merger or other business combination. If not, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt. There is no existing commitment to provide additional capital. There can be no assurance that we shall be able to receive additional financing

We do not intend to make any loans to any prospective merger or acquisition candidates or unaffiliated third parties. We have adopted a policy that we will not seek an acquisition or merger with any entity in which any of our officers, directors, and controlling stockholders or any affiliate or associate serves as an officer or director or holds any ownership interest.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a finder to identify and analyze the merits of potential target businesses. However, we presently contemplate that Michael Zaroff, one of our officers, directors and controlling stockholders, may introduce potential business combinations to us. No finder’s fees will be paid to Mr. Zaroff.

After this prospectus is cleared by the Commission, our officers and directors intend to contact a number of registered broker-dealers to advise them of our existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with us. Business opportunities may also come to our attention from various sources, including professional advisers such as attorneys and accountants, venture capitalists, members of the financial community, and others who may present unsolicited proposals. If such person is not a registered broker-dealer, we will not pay any fees unless legally permitted to do so. All securities transactions effected in connection with our business plan as described in this prospectus will be conducted through or effected by a registered broker-dealer.

As to date there have been no discussions, agreements or understandings with any broker-dealers or finders regarding our search for business opportunities. Our management is not affiliated with any broker-dealers, and has not in the past retained a broker-dealer to search for business opportunities.

In the event of a successful acquisition or merger, we may pay a finder's fee, in the form of cash or common stock in the merged entity retained by us, to individuals or entities legally authorized to do so, if such payments are permitted under applicable federal and state securities law. The amount of any finder's fee will be subject to negotiation, and cannot be estimated at this time, but is expected to be comparable to consideration normally paid in like transactions. Management believes that such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction. Any cash finder's fee earned will need to be paid by the prospective merger or acquisition candidate, because we do not have sufficient cash assets with which to pay any such obligation. If we are required pursuant to applicable federal or state securities laws, any finder retained by us will be a registered broker-dealer, who shall be compensated solely in accordance with the NASD regulations. No fees of any kind will be paid by us to our promoters and management or to our associates or affiliates.

We may merge with a company which has retained one or more consultants or outside advisors. In such situation, we expect that the business opportunity will compensate the consultant or outside advisor. As of the date of this filing, there have been no discussions, agreements or understandings with any third-parties or with any representatives of the owners of any business or company regarding the possibility of a merger or acquisition between us and such other company. Consequently, we are unable to predict how the amount of such compensation will be calculated at this time. It is anticipated that any finder which the target company retains would likely be a registered broker-dealer.

We will not restrict our search to any specific kind of firm, but may acquire a venture which is in its preliminary or development stage, one which is already in operation, or in a more mature stage of its corporate existence. The acquired business may desire to have its shares publicly traded, or may seek other perceived advantages which we may be able offer. There are no existing loan arrangements or arrangements for any financing whatsoever relating to any business opportunities.

This offering is being conducted pursuant to Rule 419 of the Securities Act. Accordingly, if and when any sale of securities is made by a selling shareholder prior to our entry into a merger, acquisition, or similar transaction (hereinafter collectively referred to as a “Business Combination Transaction”), the securities being sold and the purchase price for the securities being sold (the purchasers of those shares are hereinafter referred to as the “Purchasers”) shall be placed into escrow with an insured depository institution. When we have entered into an agreement for a Business Combination Transaction with one or more businesses (the “Targets”), we shall file an amendment to this registration statement and send the Purchasers extensive information with respect to the Targets including, but not limited to, audited financial statements, and each Purchaser shall have a period (to be determined by us) of not less than twenty (20) and not more than forty five (45) business days after the effective date of that amendment (the end of such period, the “Deadline”) in which to inform us if he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction. If a Purchaser informs us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, we shall release the shares purchased by him, her or it to him, her or it and release from escrow the funds he, she or it paid for such shares, plus any interest or dividends which have been paid thereon during the period while such funds were held in escrow, to the selling shareholder from whom he, she or it purchased those shares. If a Purchaser fails to inform us on, or prior to, the Deadline that he, she or it wishes to remain an investor in our company subsequent to the closing of the Business Combination Transaction, his, her or its escrow funds, plus any interest or dividends thereon, shall be returned to him, her or it within five (5) business days after the forty fifth (45th) business day following the effective date of that amendment, and his, her or its shares shall be returned to the selling shareholder from whom he, she or it purchased his, her or its shares. If any selling shareholders sold any shares to Purchasers, and we have not consummated a Business Combination Transaction within eighteen (18) months after the effective date of this registration statement, all escrow funds shall be returned to the Purchasers, and all of the shares held in escrow shall be returned to the selling shareholders from whom those Purchasers purchased them. In view of the fact that the escrow funds shall either be released to the selling shareholders or returned to the Purchasers, we shall not receive any funds from this offering.

If there are no sales of securities pursuant to this offering, no funds or securities shall be placed in escrow, and we shall not file an amendment to this registration statement. If there are no sales pursuant to this offering, we may enter into a Business Combination Transaction at any time, regardless of whether prior to, or subsequent to, eighteen (18) months after the effective date of this registration statement. If there are no sales pursuant to this offering, then after we consummate a Business Combination Transaction, we shall file an 8-K form with the Securities and Exchange Commission containing extensive information as required by SEC regulations with respect to the Target(s), including, but not limited to, audited financial statements. Subsequent to consummating such Business Combination Transaction, we would no longer be deemed to be a shell company, and the provisions of Rule 419 with respect to escrow of funds, and purchasers’ opportunity to receive a return of their investment funds if they did not approve of the acquisition would not be applicable.

If any shares are sold pursuant to this offering, the funds from those sales would be received by the selling shareholders if the Purchasers of those shares approve of a Business Combination Transaction completed prior to eighteen (18) months after the effective date of this registration statement. Such funds would be returned to the Purchasers either if they do not approve of the Business Combination Transaction or if we do not complete a Business Combination Transaction within such eighteen (18) month period. In view of the fact that we will not receive any funds from this offering regardless of (A) the number of shares sold pursuant to this offering or (B) if shares are sold pursuant to this offering, regardless of whether any or all Purchasers of shares approve of a Business Combination Transaction which we enter into within such eighteen (18) month period, if any or all Purchasers’ fail to approve such transaction or if there are few or no sales pursuant to this offering, we would not be prevented from entering into or completing such transaction, and would then return the funds held in escrow to any Purchasers who failed to approve such transaction. Our ability to enter into and complete a Business Combination Transaction will depend upon factors including (A) our status as a public company, and (B) our ability to become quoted on quotation services such as the OTC Bulletin Board and will not be affected by the number of shares sold pursuant to this offering or by Purchasers’ decisions to remain investors in our company subsequent to a Business Combination Transaction or to seek the return of their escrow funds. The funds raised from any sales pursuant to this offering when released from escrow would be paid to the selling shareholders and not to us. Therefore, the return of any funds to the purchasers of shares pursuant to this offering would not affect us, because we would never receive such funds in any case.

PLAN OF OPERATIONS

Results of Operations

Because we currently do not have any business operations, we have not had any revenues during the initial fiscal year ended December 31, 2006 or the six months ended June 30, 2007. Total expenses for the period ended December 31, 2006 were $1,710. Total expenses for the quarter ended June 30, 2007 and the six months ended June 2007 were $3,984 and $4,784 respectively. These expenses constituted organizational fees and costs of incorporation.

We currently have no material commitments for capital expenditures. Our future growth is dependent upon our ability to identify suitable candidates for acquisitions. While we believe that our currently available working capital, after receiving the aggregate proceeds of the sale of common stock, should be adequate to sustain our operations at our current levels through at least the next twelve months, there can be no assurance that current capital will be sufficient to meet our needs until the consummation of a merger or business combination. We have raised capital which we believe will be sufficient until we consummate a merger or other business combination. If not, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt. There is no existing commitment to provide additional capital. There can be no assurance that we shall be able to receive additional financing

We believe that our currently available working capital, should be adequate to sustain our operations at our current levels through at least the next twelve months.

LIQUIDITY AND CAPITAL RESOURCES

We do not have any revenues from operations and, absent a merger or other combination with an operating company, or a public or private sale of our equity or debt securities, the occurrence of either of which cannot be assured, we will be dependent upon future loans or equity investments from our present stockholders or management, for which there is no existing commitment. During the period from November 1, 2006 through December 31, 2006, $12,000 was raised by selling Common Stock. As of December 31, 2006, we had a cash balance of $10,290 and working capital of $10,290. During the six months ended June 30, 2007, $9000 was raised by selling Common Stock. As of June 30, 2007 we had a cash balance of $17,581, and working capital of $14,506 As of June 30, 2007, we had liabilities in the amount of $3,075, which was subsequently paid. We have raised capital which we believe will be sufficient until we consummate a merger or other business combination. If not, we will either cease operations or we will need to raise additional capital through the issuance of additional shares or through debt. There is no existing commitment to provide additional capital. There can be no assurance that we shall be able to receive additional financing

Commitments

We do not have any commitments which are required to be disclosed in tabular form as of June 30, 2007.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements which have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

SEASONALITY

Given the nature of our business, we do not anticipate any material variations in revenues and operating costs due to seasonality.

DESCRIPTION OF BUSINESS

Business of Issuer

Based upon our proposed business activities, we are a "blank check" company. The U.S. Securities and Exchange Commission (the "SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the "Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Our officers and directors have expressed their intention not to sell their respective shares of our common stock except in connection with or following a business combination which results in our no longer being classified as a blank check company. We intend to comply with the periodic reporting requirements of the Exchange Act for as long as we are subject to those requirements.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities has and will be undertaken by or under the supervision of our officers and directors. We have not yet considered potential acquisition transactions with any companies, nor, as of this date, have we entered into any definitive agreement with any party. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. Notwithstanding this flexibility, we shall have no duty or obligation to analyze and investigate more than one business opportunity. In our efforts to analyze potential acquisition targets, we will consider a number of factors including, but not limited to, the following:

(A)  Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(B)  Potential for growth, indicated by new technology, anticipated market expansion or new products;

(C)  Capital requirements and anticipated availability of required funds, to be provided by the target business or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(D)  Strength and diversity of management, either in place or scheduled for recruitment;

(E)  The cost of participation by us as compared to the perceived tangible and intangible values and potentials;

(F)  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(G)  The extent to which the business opportunity can be advanced;

In applying the foregoing factors, no one of which will be controlling, management will attempt to analyze all facts and circumstances and make a determination based upon reasonable investigative measures and available data. Management intends to meet personally with management and key personnel of the target business entity as part of its investigation and to utilize written reports and personal investigation in order to evaluate each of the above factors.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Our plans are in the conceptual stage only. There is no relationship between our particular name and our intended business plan. If successful in completing a merger or acquisition, we expect that our name would change to reflect the marketing goals of the business combination.

Form of Acquisition

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the parties and the promoters of the opportunity, and our relative negotiating strength and that of such promoters.

It is likely that we will acquire our participation in a business opportunity through the issuance of our Common Stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free” reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided pursuant to the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. The result of the foregoing could result in substantial additional dilution to the equity of those who were our stockholders prior to such reorganization.

Our present stockholders will likely not have control of a majority of the voting shares following a reorganization transaction. As part of such a transaction, all or a majority of our directors are likely to resign and new directors may be appointed without any vote by stockholders.

In the event of an acquisition, the transaction shall be approved by vote or consent by our stockholders. In the event of a statutory merger or consolidation directly involving us, we shall obtain the written consent of the holders of a majority of our outstanding shares, which vote can be accomplished by our current management, or pursuant to a stockholders' meeting to obtain such approval. Any such transaction shall require Management to obtain stockholder approval. It should be noted that in view of the fact that our management indirectly controls a majority of our shares, no consent of any stockholders other than Mintz & Fraade Enterprises, LLC and Sierra Grey Capital, LLC shall be required.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for the services of accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs which are incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs incurred.

We presently have no employees, and do not expect to hire any employees. Our officers and directors are engaged in outside business activities and anticipate that they will devote only very limited time to our business.

Reports to security holders.

(1) We are not required to deliver an annual report to our security holders and at this time we do not anticipate the distribution of such a report.

(2) We will file reports with the SEC after this prospectus becomes effective. We will be a reporting company and we will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials which we file with the SEC after this prospectus becomes effective at the SEC's Public Reference Room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information with respect to the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site which contains reports, proxy and information statements, and other information with respect to issuers which file electronically with the SEC, which can be found at http://www.sec.gov.

DESCRIPTION OF PROPERTY

We neither rent nor own any properties at this time. We presently have no agreements to acquire any properties and have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interest in, persons primarily engaged in real estate activities.

We currently maintain an address at the offices of Mintz & Fraade, P.C., located at 488 Madison Avenue, Suite 1100, New York, New York 10022. We pay no rent or other fees for the use of our office space. We do not presently believe that we will need to maintain any additional office space in order to carry out our plan of operations described herein.

LEGAL PROCEEDINGS

There are not presently any material pending legal proceedings to which we are a party or as to which any of its property is subject, and no such proceedings are known to be threatened or contemplated against it.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our directors and executive officers and additional information concerning them are as follows:

NAME	POSITIONS AND OFFICES HELD
Michael Zaroff	President and Director
Frederick M. Mintz	Chairman of the Board, Director
Alan P. Fraade	Vice President, Secretary and Director

There are no agreements or understandings for the officers and directors to resign at the request of another person, and the above-named officers and directors are not acting on behalf of, nor will act at the direction of, any other person.

Work Experience

Michael Zaroff, Director, President

Michael Zaroff has served as a Director and as our President since inception, and will continue to serve on the board until our next annual stockholders' meeting or until his successor is duly elected.

Mr. Zaroff is currently the President of two other similar blank check companies (Madison Enterprises Group, Inc. and Madison Venture Capital Group, Inc.). Mr. Zaroff is a business and corporate consultant who has over 15 years of securities experience within the securities brokerage industry. Since 2004, he has been self-employed as a business consultant and as owner of two businesses. Prior to that beginning in 1988, Mr. Zaroff worked as a securities broker with various companies. Mr. Zaroff graduated from Oneonta State University in Oneonta, New York where he received a B.S degree.

Frederick M. Mintz, Director, Chairman

Frederick M. Mintz, has served as a Director and as our Chairman of the Board since inception, and will continue to serve on the board until our next annual stockholders' meeting or until his successor is duly elected

Mr. Mintz is currently the Chairman of two other similar blank check companies (Madison Enterprises Group, Inc. and Madison Venture Capital Group, Inc.). Mr. Mintz is the senior partner of Mintz & Fraade, P.C., has been a practicing attorney for in excess of 40 years. He received a B.S. from Cornell University and received both a J.D. and LL.M. in Taxation from New York University School of Law.

Alan P. Fraade, Director, Vice-President, Secretary

Alan P. Fraade has served as a Director and as our Vice-President and Secretary since inception, and will continue to serve on the board until our next annual stockholders' meeting or until his successor is duly elected.

Mr. Fraade is currently the Vice-President and Secretary of two other similar blank check companies (Madison Enterprises Group, Inc. and Madison Venture Capital Group, Inc.). Mr. Fraade has been a practicing attorney for in excess of 30 years. He received a B.A. from S.U.N.Y. at Binghamton and received a J.D. from New York Law School where he was an editor of the Law Review. He received a LL.M. in Corporate Law from New York University School of Law.

Our management has not been involved in any legal proceedings as described in Item 401 of Regulation S-B.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future.  Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.  Prior to such time as we consummate a merger or other business combination, our financial management and record keeping involve only simple transactions, and accordingly reliance upon a financial expert is unnecessary. Following the consummation of a merger or other business combination, for which there can be no assurance, we may search for a qualified independent expert who would be willing to serve on our Board of Directors and who would be willing to act as an audit committee financial expert.  Before retaining any such expert, our Board of Directors would make a determination as to whether such person is both qualified and independent.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee. If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

Prior Blank Check Company Experience

Our management has had no prior involvement in connection with any blank check companies for sale to or for acquisition by target companies except that both Frederick M. Mintz and Alan P. Fraade have in the past rendered professional services as attorneys in connection with the organization of and business combinations several a number of blank check companies. However, as indicated below, our management is also currently involved with two other blank check companies whose prospectus’ are being filed simultaneously with the filing of this prospectus.

	Filing Date of	Operating	SEC File	Pending Business
Name	Prospectus	Status	Number	Combinations
Madison Enterprises Group, Inc.	7/9/2007	Developmental Stage	333-142666	None

Madison Venture Capital Group, Inc.	7/6/2007	Developmental Stage	333-142667	None

Notes:

(1)  Frederick M. Mintz, Alan P. Fraade and Michael Zaroff also serve as officers and directors of Madison Enterprises Group, Inc. and Madison Venture Capital Group, Inc. Mintz & Fraade Enterprises, LLC, owned by Messrs. Mintz and Fraade and their respective spouses, and Michael Zaroff each own 46.7% of the capital stock of each of Madison Enterprises Group, Inc. and Madison Venture Capital Group, Inc. Except as described above, members of our management are not an officer, director or affiliate of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) thereof.

(2)  As of the date hereof no merger, IPO or other offering has been effectuated as the prospectuses of these companies are presently pending with SEC. The shares pending thereunder are not available on, and are not trading on, any public market.

Involvement with certain material legal proceedings during the past five years

(1)  No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations or is subject to any pending criminal proceeding.

(2)  No bankruptcy petitions have been filed by or against any business or property of any of our directors, officers, significant employees or consultants nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

(3)  No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities. No director, officer or significant employee contemplates being temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

(4)  No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Since inception our officers and directors do not receive any compensation for their services rendered on our behalf, have not received such compensation in the past, and is not accruing any compensation pursuant to any agreement. No remuneration of any nature has been paid for or on account of services rendered by a director in any such capacity. Officers will not receive any remuneration until the consummation of a business combination or an acquisition.

It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy pursuant to which the offer of any post-transaction employment to a member of management will not be considered in our decision to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of directors, officers, or other employees have been adopted by us for the benefit of our employees.

Our officers and directors will not receive any finder's fee, either directly or indirectly, as a result of their efforts to implement our business plan as outlined herein.

There are no understandings or agreements with respect to the compensation our management will receive after a business combination which is required to be included herein, or otherwise.

In accordance with the requirements of Item 402(b) of Regulation S-B of the Securities Act, set forth below is a summary compensation table. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year ($)	Salary	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s)($)	Securities Underlying Options/SARS	LTIP Payouts (#) ($)	All Other Compensation

Michael Zaroff,	2006	$0	$0	$0	$0	0	$0	$0
President

Frederick M. Mintz,	2006	$0	$0	$0	$0	0	$0	$0
Chariman

Alan P. Fraade,	2006	$0	$0	$0	$0	0	$0	$0
Vice-Presidnet & Secretary

SECURITIES OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, we have 3,210,000 shares of common stock, par value $0.001 per share, issued and outstanding.

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each stockholder known to be the beneficial owner of more than 5% of our common stock; (ii) by each director and executive officer; and (iii) by all executive officers and directors as a group. Each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned. Also included are the shares held by all executive officers and directors as a group.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Common Stock	Mintz & Fraade	1,500,000	46.7%
	Enterprises, LLC
	488 Madison Avenue
	Suite 1100
	New York, New York 10022

Common Stock	Sierra Grey Capital, LLC	1,500,000	46.7%
	21510 St Andrews Grand Circle
	Suite 10
	Boca Raton, FL 33486

Common Stock	All Executive Officers	3,000,000	93.5%
	and Directors as a Group
	(Includes shares of Mintz
	& Fraade Enterprises, LLC
	and Sierra Grey Capital, LLC)

We currently have no non-voting securities or other securities outstanding, and there are no contracts or other arrangements which could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of August 17, 2006 (inception), we issued 1,500,000 restricted shares of our common stock as founders shares to each of Sierra Grey Capital, LLC and Mintz & Fraade Enterprises, LLC. See Item 4, "Recent Sales of Unregistered Securities." During the period from November 1, 2006 through June 30, 2007, we sold an aggregate of 210,000 shares to 21 investors in exchange for an aggregate $21,000 in cash pursuant to Section 4(2) of the Securities Act. All of the presently outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 pursuant to the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective prospectus or pursuant to the requirements of Rule 144.

We currently utilize office space provided by Mintz & Fraade, P.C., for which we pay no rent. See "Item 3. Description of Property."

Conflicts of Interest

Our proposed business raises potential conflicts of interest between us and Mr. Zaroff, Mr. Mintz, and Mr. Fraade, all officers and directors. Mr. Zaroff is engaged full-time as a business consultant, in addition to other business interests to which he currently devotes attention, and is expected to continue to do so. Mr. Mintz and Mr. Fraade currently are engaged in the full-time practice of law in addition to other business interests to which they currently devote attention, and are expected to continue to do so. As a result, conflicts of interest may arise which may be resolved only through the exercise of judgment in a manner which is consistent with their fiduciary duties to us. Mr. Zaroff Mr. Mintz, and Mr. Fraade intend to devote as much time to our activities as is required in their sole and absolute discretion. However, should such a conflict arise, there can be no assurance that Mr. Mintz or Mr. Fraade would not attend to other matters prior to ours.

Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our current and future officers or directors are involved in the management of any company with which we transact business. We have adopted a policy that we will not enter into a business combination, or acquire any assets of any kind for its securities, in which our management or any of our affiliates or associates have any interest, direct or indirect.

No other binding guidelines or procedures for resolving potential conflicts of interest have been adopted by us. Accordingly, our officers will be required to use their discretion in order to resolve conflicts in such a manner as he considers appropriate. Failure by management to resolve conflicts of interest in our favor could result in liability of management to us.

Other than described above, there have been no transactions which are required to be disclosed pursuant to Item 404 of Regulation S-B.

SELLING SECURITY HOLDERS

We have prepared this prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, to sell up to an aggregate of 210,000 shares of our common stock. All of the common stock offered is already issued by Madison Acquisition Ventures, Inc. and is being offered by the selling stockholders for their own accounts. We may from time supplement or amend this prospectus, as is required to provide information with respect to the selling stockholders.

The following table sets forth certain information regarding ownership of Madison Acquisition Ventures, Inc. common stock by the selling stockholders as of August 29, 2007, including their names, and the number of shares of commons owned by them and offered pursuant to this prospectus. The selling stockholders listed in the table do not necessarily intend to sell any of their shares. We have filed the registration statement, which includes this prospectus, due to the registration rights granted to the selling stockholders, not because they had expressed an intent to immediately sell their shares. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders upon termination of the offering made hereby. We will file a supplement to this prospectus to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

NAME OF SELLING SECURITY HOLDER	BENEFICIAL HOLDINGS BEFORE THE OFFERING	COMMON SHARES OFFERED HEREBY
Marcus Bernold	10,000	10,000

Rene Carrel	10,000	10,000

Bar Ernst	10,000	10,000

Monique Heuberger	10,000	10,000

Roland Heuberger	10,000	10,000

Kareela Business Ltd.	10,000	10,000

Manuela Kesselring	10,000	10,000

Ronald Kesselring	10,000	10,000

Keyes Family Trust	10,000	10.000

Christoph Marti	10,000	10,000

Kurt Marty	10,000	10,000

Andreas Pliakas	10,000	10,000

Arne Rupp	10,000	10,000

Margrit Stocker Rupp	10,000	10,000

Haldun Sacbüken	10,000	10,000

Raul Senn	10,000	10,000

Claude Schuerch	10,000	10,000

Siegfried Schuerch	10,000	10,000

Ulrich Schurch	10,000	10,000

Kerstin Schurch-Rupp	10,000	10,000

Tell Capital AG	10,000	10,000

DESCRIPTION OF SECURITIES

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to this Form S-1/A.

Our authorized capital stock consists of 55,000,000 shares, of which 50,000,000 shares are common stock, par value of $.001 per share, and 5,000,000 shares are preferred stock, par value of $.01 per share, of which none have been designated or issued. As of the date hereof, 3,210,000 shares of Common Stock are issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common stock are entitled to one vote for each share on all matters to be voted upon by the stockholders. The holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. The stockholders do not have cumulative or preemptive rights. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

Under certain circumstances, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights which would enable the holder to block such a transaction, or facilitate a business combination by including voting rights which would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based upon its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner which would discourage an acquisition attempt or other transaction which some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by applicable law or stock exchange rules. We presently have no plans to issue any preferred stock.

Options and Warrants

There are no outstanding options or warrants to purchase, nor any securities convertible into, our common shares. Additionally, there are no shares which could be sold pursuant to Rule 144 of the Securities Act or which we have agreed to register pursuant to the Securities Act for sale by security holders. Further, there are no common shares being, or proposed to be, publicly offered by us.

Stockholders

As of the date hereof, there are twenty three (23) holders of record of our common stock.

The issued and outstanding shares of our common stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act. Accordingly, such security holders cannot rely upon Rule 144 for resale transactions and therefore may only be resold through Registration pursuant to the Securities Act.

Dividends

We have never paid dividends on our common stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to the common stock. Moreover, even if it has sufficient earnings, it is not obligated to declare dividends with respect to the common stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends. We presently intend to retain earnings, if any, for the development and expansion of its business.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, since our formation and there are no disagreements with accountants on accounting or financial disclosure matters.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of our common stock, which sales were not registered pursuant to the Securities Act.

Sierra Grey Capital, LLC and Mintz & Fraade Enterprises, LLC were each issued 1,500,000 shares of restricted common stock as founders shares as of August 17, 2006

During the period from November 1, 2006 through June 30, 2007, we sold an aggregate of 210,000 shares to 21 investors in exchange for an aggregate $21,000 in cash pursuant to Section 4(2) of the Securities Act. Such security holders cannot rely upon Rule 144 for resale transactions at this time and therefore may only be resold through Registration pursuant to the Securities Act.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered pursuant to the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemption provided by Section 4(1) of the Securities Act or Rule 144 of the Securities Act, in accordance with the letter from Rick K. Wulff, Chief of the Office of Small Business Policy of the SEC’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

No securities have been issued for services. We have not, nor has any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issues.

We have never utilized an underwriter for an offering of our securities, and there were no underwriting discounts or commissions involved. Other than as described above, we have not issued or sold any other securities.

SHARES ELIGIBLE FOR FUTURE SALE

As of August 29, 2007, 3,210,000 shares of our common stock are issued and outstanding. All outstanding shares of our common stock are "restricted securities" as such term is defined pursuant to Rule 144, in that such shares were issued in a private transaction not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k), or 701 promulgated under the Securities Act or other applicable exemption from registration.

Pursuant to Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owns shares for at lease one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above.

To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of affecting a sale under Rule 144 commences on the date of transfer from the affiliate. However, in the SEC's interpretive letter to the NASD, the SEC concluded that promoters or affiliates of blank check companies and their transferees would be deemed underwriters, under the Act, when reselling the securities of a blank check company. The letter goes on to state that the securities held by the persons referenced above can only be sold through a registered offering and not in reliance on Rule 144.

Sales of substantial amounts of our common stock under Rule 144, this prospectus, or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

TRANSFER AGENT AND REGISTRAR

It is anticipated that we will act as our own transfer agent for our common stock, until a merger candidate may be identified.

LEGAL MATTERS

Certain legal matters with respect to the issuance of the securities offered hereby were passed upon by Mintz & Fraade, P.C.

PLAN OF DISTRIBUTION

We are registering a total of 210,000 shares of our common stock that are being offered by the selling stockholders. As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests in the common stock. We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock. We will not receive the proceeds from the sale of the shares by the selling stockholders.

The selling stockholders and any of their pledgees, assignees and successors- in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. Such sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	A combination of any such methods of sale; and

•	Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than pursuant to this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledges, or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders pursuant to this prospectus.

EXPERTS

The financial statements for Madison Acquisition Ventures, Inc. as of and for the period ended December 31, 2006 included in this prospectus have been audited by Bernstein & Pinchuk, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1/A under the Securities Act in connection with the offering of the common stock by the selling stockholders. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and the exhibits thereto. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or other documents. You may review a copy of the registration statement, including exhibits, at the SEC's public reference room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We will in the future be filing annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF DELAWARE LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

We are subject to Section 203 of the Delaware General Corporation Law (the “GCL”). Subject to certain exceptions, this Section of the GCL regulates corporate takeovers and prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for three years following the date which the shareholder became an interested shareholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. An interested shareholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested shareholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions which our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Provisions of our Certificate of Incorporation and Bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us by means of a tender offer, a proxy contest or otherwise. Such provisions may also make the removal of incumbent officers and directors more difficult. Such provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. Such provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. Such provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control.

INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements for Quarter Ended June 30, 2007	F-2

Balance Sheet	F-2

Statements of
Operations	F-3
Changes in Stockholders’ Equity	F-
Cash Flows	F-4

Notes to Financial Statements	F-6 - F-10

Audited Financial Statement for Year Ended December 31, 2006	F-11

Report of Independent Registered Public Accounting Firm	F-11

Balance Sheet	F-12

Statements of

Operations	F-13
Cash Flows	F-14
Changes in Stockholders’ Equity	F-15

Notes to Financial Statements	F-16 - F-20

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
Balance Sheet
June 30, 2007
(unaudited)

ASSETS
CURRENT ASSETS:

Cash in escrow	$17,581

Total Current Assets	$17,581

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,075
Total Current Liabilities	$3,075

STOCKHOLDERS' EQUITY:

Preferred Stock $0.01 par value; authorized 5,000,000 shares; none issued	-

Common stock $0.001 par value; authorized 50,000,000 shares; 3,210,000 shares issued and outstanding	$3,210

Additional paid in capital	17,790

Accumulated deficit	(6,494)

Total Stockholders' Equity	14,506
$17,581

See notes to financial statements.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
Statement of Operations
(unaudited)

	Three months	Six Months
	ended	ended
	June 30, 2007	June 30, 2007
Revenue	$-	$-

Costs and expenses
Organization and related expenses	3,984	4,784
Net loss and deficit accumulated during development stage	$(3,984)	$(4,784)

Basic and diluted loss per share	$(.0012)	$(.0015)
Weighted average number of common shares outstanding	3,210,000	3,196,077

Period from
August 17, 2006
(inception) to
June 30, 2007
Revenue	$-
Costs and expenses
Organization and related expenses	6,494
Net loss and deficit accumulated during development stage	$(6,494)

See notes to financial statements.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
Statement of Cash Flows
(unaudited)

	Three months	Six Months
	ended	Ended
	June 30, 2007	June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,984)	$(4,784)

Increase in account payable	3,075	3,075
Net Cash used in Operating Activities	(909)	(1,709)

CASH FLOWS FROM FINANCING ACTIVITIES	-	9,000
Sale of common stock

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(909)	7,291

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	18,490	10,290
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17,581	$17,581

Supplemental disclosure of cash information:

Interest paid	$-	$-

Income taxes paid	$-	$-

Period from
August 17, 2006
(inception) to
June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,494)

Increase in accounts payable	3,075
Net Cash used in Operating Activities	(3,419)

CASH FLOWS FROM FINANCING ACTIVITIES	21,000
Sale of common stock

INCREASE IN CASH AND CASH EQUIVALENTS	17,581

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17,581

Supplemental disclosure of cash information:

Interest paid	$-

Income taxes paid	$-

See notes to financial statements.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 (Unaudited)

NOTE 1 — ORGANIZATION

Madison Acquisition Ventures, Inc. (the "Company") was incorporated under the laws of the State of Delaware on August 17, 2006 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

A. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

B. Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended June 30, 2007.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 (Unaudited)

C. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

D. Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

If the Company is successful in raising funds and becoming a business development company, its principal estimates will involve the determination of the value of its portfolio companies.

The net asset value per share of our outstanding shares of common stock will be determined quarterly, as soon as practicable after, and as of the end of, each calendar quarter, by dividing the value of total assets minus total liabilities by the number of shares outstanding at the date as of which such determination is made.

In calculating the value of our total assets, we will value securities that are publicly traded at the closing price on the valuation date for exchange traded and NASDAQ listed securities or the average of the bid and asked prices for other securities. Debt and equity securities that are not publicly traded will be valued at fair value as determined in good faith by the valuation committee of our board of directors based on the recommendation by our investment adviser and under valuation guidelines adopted by our board of directors, and then approved by our entire board of directors. Initially, the fair value of these securities will be their original cost. Debt securities valued at cost would be revalued for significant events affecting the issuer's performance and equity securities valued at cost would be revalued if significant developments or other factors affecting the investment provide a basis for valuing the security at a price other than cost, such as results of subsequent financing, the availability of market quotations, the portfolio company's operations and changes in market conditions.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 (Unaudited)

D. Estimates (continued)

For warrants, our cost usually will be a nominal amount, such as $.01 per share. Debt securities with remaining maturities of 60 days or less at the time of purchase will be valued at amortized cost. Debt securities which are publicly traded will be valued by using market quotations obtained from pricing services or dealers. Our valuation guidelines are subject to periodic review by our board of directors and may be revised in light of our experience, regulatory developments or otherwise.

Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

E. Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at June 30, 2007 for purposes of computing fully diluted earnings per share.

F. Impact of New Accounting Standards

Because the Company has been recently organized and has not yet transacted any business, the new accounting standards have no significant impact on the financial statements and related disclosures.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

G. Interim Financial Reporting

The Company's accounting period is the year ended December 31. The Company's management has determined that the accounting policies used to account for the interim period ending June 30, 2007 are in accordance with generally accepted accounting principles, applied on a consistent basis.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 (Unaudited)

NOTE 3 — GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration, sales of securities, and loans as a means of financing its operations. If the Company is unable consummate a business combination with a profitable business opportunity, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 (Unaudited)

NOTE 4 — SHAREHOLDERS’ EQUITY

During November 2006, the Board of Directors issued 120,000 shares of common stock for $12,000 in cash to 12 investors of the Company to fund operating costs.

Since January 1, 2007, the Board of Directors issued 90,000 shares of common stock for $9,000 in cash to 9 investors of the Company to fund operating costs.

Common Stock

The holders of the Company's common stock:

•	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•	Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Preferred Stock

The Company has authorized, but not issued, 5,000,000 shares of preferred stock at $.01 per share. The board of directors has the authority to establish and fix the designation, powers, or preferences of preferred shares without further vote by the shareholders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of MADISON ACQUISITION VENTURES, INC.

We have audited the accompanying balance sheet of Madison Acquisition Ventures, Inc. (“the Company”) as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period August 17, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the results of its operations and its cash flows for the period August 17, 2006 (inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Bernstein & Pinchuk LLP

New York, New York
April 15, 2007 - except for the restatement of weighted average number of shares and loss per share referred to in Note 4, for which the date is August 27, 2007.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
Balance Sheet
December 31, 2006

ASSETS
CURRENT ASSETS:

Cash in escrow	$10,290

Total Current Assets	$10,290

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:	$-

Total Current Liabilities	-

STOCKHOLDERS' EQUITY:

Preferred Stock, $0.01 par value; authorized 5,000,000 shares; none issued	-

Common stock at $0.001 par value; authorized 50,000,000 shares; 3,120,000 shares issued and outstanding	$3,120

Additional paid-in capital	8,880

Accumulated deficit	(1,710)

Total Stockholders' Equity	10,290
$10,290

See notes to financial statements.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
Statement of Operations

Period from
August 17, 2006
(inception) to
December 31, 2006

Revenue	$-

Costs and expenses
Organization and related expenses	1,710

Net loss and deficit accumulated during development stage	$(1,710)

Basic and diluted loss per share	$(0.0006)

Weighted average number of common shares outstanding	3,045,882

See notes to financial statements.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
Statement of Cash Flows

Period from
August 17, 2006
(inception) to
December 31, 2006

Cash Flows from Operating Activities
Net loss	$(1,710)

Net Cash used in Operating Activities	(1,710)

Cash Flows from Financing Activities
Sale of common stock	12,000

Increase in Cash and Cash Equivalents	10,290

Cash and Cash Equivalents at End of Period	$10,290

Supplemental disclosure of cash information:

Interest paid	$-
Income taxes paid	$-

See notes to financial statements.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
Statement of Stockholders' Equity

	Common Stock
	Numbers of Shares	Amount	Additional paid-in capital	Accumulated Deficit	Total Stockholders' Equity
August 17, 2006 (inception)
Shares issued To founder	3,000,000	$3,000	$(3,000)	$-	$-

November 10, Shares issued for cash	120,000	120	11,880	-	12,000

Net loss	-	-	-	(1,710)	(1,710)
Balance, December 31, 2006	3,120,000	$3,120	$8,880	$(1,710)	$10,290

See notes to financial statements.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

NOTE 1 — ORGANIZATION

Madison Acquisition Ventures, Inc. (the "Company") was incorporated under the laws of the State of Delaware on August 17, 2006 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

A. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

B. Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2006.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

C. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

D. Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

If the Company is successful in raising funds and becoming a business development company, its principal estimates will involve the determination of the value of its portfolio companies.

The net asset value per share of our outstanding shares of common stock will be determined quarterly, as soon as practicable after, and as of the end of, each calendar quarter, by dividing the value of total assets minus total liabilities by the number of shares outstanding at the date as of which such determination is made.

In calculating the value of our total assets, we will value securities that are publicly traded at the closing price on the valuation date for exchange traded and NASDAQ listed securities or the average of the bid and asked prices for other securities. Debt and equity securities that are not publicly traded will be valued at fair value as determined in good faith by the valuation committee of our board of directors based on the recommendation by our investment adviser and under valuation guidelines adopted by our board of directors, and then approved by our entire board of directors. Initially, the fair value of these securities will be their original cost. Debt securities valued at cost would be revalued for significant events affecting the issuer's performance and equity securities valued at cost would be revalued if significant developments or other factors affecting the investment provide a basis for valuing the security at a price other than cost, such as results of subsequent financing, the availability of market quotations, the portfolio company's operations and changes in market conditions.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

D. Estimates (continued)

For warrants, our cost usually will be a nominal amount, such as $.01 per share. Debt securities with remaining maturities of 60 days or less at the time of purchase will be valued at amortized cost. Debt securities which are publicly traded will be valued by using market quotations obtained from pricing services or dealers. Our valuation guidelines are subject to periodic review by our board of directors and may be revised in light of our experience, regulatory developments or otherwise.

Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

E. Basic Loss per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at December 31, 2006 for purposes of computing fully diluted earnings per share.

F. Impact of New Accounting Standards

Because the Company has been recently organized and has not yet transacted any business, the new accounting standards have no significant impact on the financial statements and related disclosures.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

G. Interim Financial Reporting

The Company's accounting period is the year ended December 31. The Company's management has determined that the accounting policies used to account for the interim period ending December 31, 2006 are in accordance with generally accepted accounting principles, applied on a consistent basis.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

NOTE 3 — GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer non-cash consideration, sales of securities, and loans as a means of financing its operations. If the Company is unable to consummate a business combination with a profitable business opportunity, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 — SHAREHOLDER'S EQUITY

During the months of November and December 2006, the Board of Directors issued 120,000 shares of common stock for $12,000 in cash to 12 investors of the Company to fund operating costs.

Since January 1, 2007, the Board of Directors issued 9,000 shares of common stock for $9,000 for cash to 9 investors of the Company to fund operating costs.

Common Stock

The holders of the Company's common stock:

•	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•	Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	Are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

MADISON ACQUISITION VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

Preferred Stock

The Company has authorized, but not issued, 5,000,000 shares of preferred stock at $.01 par value per share. The board of directors has the authority to establish and fix the designation, powers, or preferences of preferred shares without further vote by the shareholders.

Restatement

Effective August 27, 2007, the Company restated the weighted average number of shares outstanding during the initial period, August 17, 2006 (inception) to December 31, 2006, to indicate that 120,000 shares issued for cash were not outstanding prior to November 10, 2006, this resulted in a change in loss per share.

PART II

INFORMATION NOT REQURIED PURSUANT TO THE PROSPECTUS

ITEM 24: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there may be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification which may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

ITEM 25: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this registration statement, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $4,000.00 This includes:

Attorney fees	$0.00
CPA fees	$3,07500
SEC filing fee	.64
Filing Service	$909.00
Total	$3,984.64

ITEM 26: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Opinion of Mintz & Fraade, P.C.

23.1	Consent of Bernstein & Pinchuk LLP (included in Exhibit 5.1)

ITEM 27: UNDERTAKING

The undersigned Registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) include any additional or changed material information on the plan of distribution.

2.  For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3.  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. For the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Madison Acquisition Ventures has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York, on August 29, 2007.

Madison Acquisition Ventures, Inc.

By:	/s/ Michael Zaroff
Michael Zaroff, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederick M. Mintz	Chairman of the Board	August 29, 2007
Frederick M. Mintz	Director

/s/ Michael Zaroff	President	August 29, 2007
Michael Zaroff	Director

/s/ Alan P. Fraade	Vice-President & Secretary	August 29, 2007
Alan P. Fraade	Director